UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 13a-11 of the Securities Exchange Act of 1934

For the Period Ended: May 22, 2007

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: May 22, 2007)

Filing Date of this Report: August 24, 2007

CARTOON ACQUISITION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTICE OF ADVICE OF FORWARD-LOOKING STATEMENTS.

     Some of the statements we are making in this report are subjective and written in our favor. These types of statements may be considered "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     These forward-looking statements ARE NOT HISTORICAL FACTS; rather, these statements are based upon our senior executive management's OPINIONS AND ESTIMATES as of the date we make these statements. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY OUR SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. We may be overly optimistic in our statements to you about our beliefs and expectations of any plan or event associated with these forward-looking statements. We use words like "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", "contemplate", "prospective", "attempt", "proposed", and similar expressions or terms, which you can interpret to identify these forward-looking statements.

     We advise you NOT to place too much influence or reliance on our forward-looking statements. These statements are only good on the date we made them. We undertake no obligation to update these forward-looking statements, or any information associated with them, in any future filings, schedules, or reports.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.
ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On May 22, 2007, our Board of Directors, acting upon the recommendations of our President and our Audit Committee, dismissed Michael T. Studer, C. P. A., P. C., a New York professional corporation, as our principal certifying accountant for cause. Prior to its dismissal, the Studer firm served as our retainer on accounting matters from April 6, 2005 to the date of its dismissal.

     During the two year-period prior to its dismissal, the Studer firm's reports did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. (Later in this report, we discuss certain disagreements that we had with the Studer firm concerning inconsistencies in our quarterly report for the quarter-ended September 30, 2005. However, our Audit Committee does not believe these disagreements over our accounting work then in-progress falls within the purview of our statement first written in this paragraph, because we never filed the subject report, nor did we issue a representation letter to the Studer firm for its review of the accounting work in question. Moreover, we do not believe that we are required to disclose the aforementioned controversy under Item 4.02 of any current report, again, because the subject quarterly report was never filed. To that extent, we do not need to disclose a claim of non-reliance on any previously issued and filed statements of our financial condition.)

     On May 22, 2007, our President and our Audit Committee recommended the Studer firm's dismissal to our Board of Directors. Subsequently, our Board of Directors effected the Studer firm's dismissal as the result of a board action made effective by the unanimous written consent of our Board of Directors acting without a meeting on May 22, 2007. (Section 141(f) of the Delaware General Corporation Law permitted our board to have conducted this type of action.)

     Under the terms of the Studer firm's engagement, in exchange for our payment of the retainer, it was to have performed a review of the accounting portions of our quarterly reports for the quarterly periods from March 31, 2002 to March 31, 2005 (in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants), and, to audit our financial statements for the annual periods ended December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004, for the purpose of expressing opinions thereon. The Studer Firm acknowledged that it would perform each audit in accordance with the standards established by the Public Company Accounting Oversight Board and as stated in its engagement letter. Under further terms of its engagement, the Studer Firm was to have expressed reliance on our management in terms of our statements of financial condition presented to it with a view to its review or audit thereof. (We are annexing a facsimile of the Studer firm's engagement letter as Exhibit 99.1 hereof.)

     It was our general understanding that the Studer Firm would remain as our retainer until it would be voluntarily or involuntarily terminated, until it would resign, unless it would not stand for reelection (unless called upon to do so), or unless it would be removed or otherwise incapable of fulfilling its obligations under a determination or by operation of law.

     We have remained "independent" of the Studer firm and its employees throughout the period we engaged it, as the term "independent" is defined in Regulation S-X.

     As of the date of this report, the Studer firm performed all of the work required by it under the original terms of its engagement. In addition, the Studer firm reviewed our statements of financial condition for the quarter-ended June 30, 2005 and was in the process of reviewing our statements of financial condition for the quarter-ended September 30, 2005 when it discontinued communicating and/or performing work for us.

     We are unaware of the Studer firm's reason or reasons for failing to correspond or communicate with us from mid-December 2006 to-date. Mr. Studer never mentioned his firm's outright dissatisfaction on any matter Cartoon to our President; certainly, not on any issue that would result in the abrupt discontinuation of its services and further contact with us.

     The principal controversy between the Studer firm and us is by the fact that it has failed and has been unwilling to correspond with us, without providing us with any explanation for its actions.

     To the best of our knowledge, there were no disagreements between the Studer firm and us in respect of any statements of financial condition that it reviewed or certified and that we subsequently filed with the SEC.

     However, following our President's review of the work sheets for our (unaudited) financial statements for the quarter-ended September 30, 2005, we disagreed with the Studer firm during its review of said work, as follows on two matters. (Please remember that we have been delinquent in our reporting obligations to the SEC; therefore, while the then current information on the September 30 worksheets was correct, there were the subsequent events listed in the notes to the September 30 worksheets that are controversial.)

1. There exists a discrepancy over the aggregate amount we owed to Michael H. Troso and/or M. H. T. of Brevard, Inc., a Florida corporation. We believe we owe Mr. Troso and/or MHT the aggregate sum of $29,942. The worksheets indicated that we owed Mr. Troso and/or MHT the aggregate sum of $21,183. (We took into consideration the fact that we owe Mr. Troso and/or MHT other sums for different reasons. Consequently, the controversial amounts do not include any of our obligations for a certain real estate transaction and the associated management contract among Mr. Troso, MHT, and us or with our totally-held subsidiary, Residential Income Properties, Inc., a New York corporation.)

2. There exists a discrepancy over the total amount we owe Heritage LTD, L. C., a Utah limited liability company under a promissory note. We believe we owe Heritage $4,000, which was due on December 31, 2006. The worksheets indicated that we owed Heritage $2,000 and that the note was (then, at September 30, 2005) in default.

     The compilation and preparation of our 2005 third quarter accounting work was prepared by then our principal non-certifying accountant, John J. Marchaesi, C. P. A. of Rochester, New York, upon whom the Studer firm expressed reliance in terms of reviewing and/or auditing our statements of financial condition. (On September 12, 2006, we previously disclosed Mr. Marchaesi's resignation, which became effective on July 12, 2006.)

     We are incapable of providing an adequate explanation as to these disparities between our records and those of our former compilation and former certifying accountants. We always provided "hard copies" of all of our accounting-related information and documentation to Mr. Marchaesi, regardless of their significance, and we delivered copies of such information to the Studer firm.

     As of the date of this report, we do not believe the subject disagreements were resolved to the satisfaction of the Studer firm. However, we are unable to verify this assumption as the Studer firm has not initiated any calls to, or returned any of the calls placed by, us since mid-December 2006. Moreover, from July 16, 2007 to-date, the U. S. Postal Service returned all of the correspondence to us that we mailed to the Studer firm.

     Our President discussed these discrepancies with Mr. Studer of the Studer firm on numerous occasions between mid-July 2006 and mid-November 2006, including having electronically delivered supporting documents to Mr. Studer on more than three occasions.

     On no date prior to the date of its dismissal did the Studer firm formally or informally notify us that we did not have the internal controls necessary to develop reliable financial statements, that any information had been brought to its attention that made it unwilling to rely on any of our management's representations, or, that it was unwilling to be associated with the financial statements prepared by our management.

Further Undertakings in this Regard.

     We are delivering a copy of the letter required by the SEC to the Studer firm on the date we file this report with the SEC. However, given the fact that we have been receiving mail addressed to the Studer firm returned to us by the U. S. Postal Service as undeliverable, we agree to the following: We will file an amendment to this report that contains the Studer firm's reply required by Item 304(a)(3) of Regulation S-B, within 24 hours following our receipt of any such letter. If we do not receive the Studer firm's reply by September 3, 2007, we will file an amendment to reflect our position in this matter, accordingly.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

     The following table lists the exhibits that we are annexing to this report. We consider these exhibits "filed" for purposes of Section 18 of the Securities Exchange Act.

Exhibit No.	Description of Exhibit

16.1	Registrant's Letter to The Studer Firm Required by Item 304(a)(3)
16.2	(Reserved for the Studer Firm's Item 304(a)(3) Reply, by Amendment)
99.1	The Studer Firm's Engagement Letter
99.2	Certificate of Mailing dated August 24, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 24, 2007
By Order of the Board of Directors of Cartoon Acquisition, Inc.:

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer